Exhibit 5.1

Hogan Lovells US LLP
1601 Wewatta Street
Suite 900
Denver, CO 80202
T +1 303 899 7300
F +1 303 899 7333
www.hoganlovells.com

May 24, 2022

Board of Directors

Skillsoft Corp.

300 Innovative Way, Suite 201

Nashua, New Hampshire 03062

Ladies and Gentlemen:

We are acting as counsel to Skillsoft Corp., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the proposed offering of up to 15,530,171 shares of the Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company, consisting of (i) 10,211,499 newly issued shares of Common Stock (the “Additional Plan Shares”) issuable pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”), (ii) 4,991,815 newly issued shares of Common Stock (together with the Additional Plan Shares, the “Shares”) issuable in respect of outstanding incentive awards under the Plan on behalf of selling securityholders as described in the prospectus included in the Registration Statement, and (iii) 326,857 shares of Common Stock (the “Outstanding Shares”) previously issued in respect of incentive awards under the Plan on behalf of selling securityholders as described in the prospectus included in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Moscow Munich New York Northern Virginia Paris Perth Philadelphia Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington, D.C. Associated Offices: Budapest Jakarta Riyadh Shanghai FTZ Ulaanbaatar. Business Service Centers: Johannesburg Louisville. Legal Services Center: Berlin. For more information see www.hoganlovells.com

Board of Directors Skillsoft Corp.	- 2 -	May 24, 2022

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)       Following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors and in the Plan, the Shares will be validly issued, fully paid, and nonassessable.

(b)       The Outstanding Shares are validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP